UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 7, 2009

Wynn Resorts, Limited
(Exact name of registrant as specified in its Charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 9, 2009, Wynn Macau, Limited, a newly formed and indirect wholly owned subsidiary of Wynn Resorts, Limited (“Wynn Resorts”) and a developer, owner and operator of destination casino gaming and entertainment resort facilities focused exclusively on Macau, announced that it has completed its offering of 1,250,000,000 ordinary shares (the “Shares”) of Wynn Macau, Limited, nominal value HK$0.001 per Share, including an offer for subscription to the public in Hong Kong.  The offering price was HK$10.08 (equivalent to approximately US$1.30) per Share, representing proceeds of approximately US$1.6 billion and 25% of the post-issuance capital base of Wynn Macau, Limited.  The Shares have been approved for listing on The Stock Exchange of Hong Kong Limited.  Substantially all of the proceeds of the offering will be paid to WM Cayman Holdings Limited I, an indirect wholly owned subsidiary of Wynn Resorts.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Wynn Las Vegas, LLC (“Wynn Las Vegas”), a wholly-owned subsidiary of Wynn Resort, previously had exercised the “accordion” feature under its Amended and Restated Credit Agreement, dated as of August 15, 2006 (as amended, the “Credit Agreement”), among Wynn Las Vegas, Deutsche Bank Trust Company Americas, as Administrative Agent, issuing lender and swing line lender, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger and joint book running manager, Bank of America, N.A., as syndication agent, J.P. Morgan Securities Inc., as arranger and joint book running manager, JPMorgan Chase Bank, N.A., as joint documentation agent, SG Americas Securities, LLC, as arranger and joint book running manager, Société Générale, as joint documentation agent, Bank of Scotland, as managing agent, HSH Nordbank AG, as managing agent, the Royal Bank of Scotland PLC, as managing agent, Wachovia Bank, as managing agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders.

The accordion exercise increased by $65 million the lenders’ commitments under the Credit Agreement to make revolving loans maturing July 15, 2013.

On October 8, 2009, Wynn Las Vegas repurchased $14 million aggregate principal of loans under the Credit Agreement (the “First Repurchase”) and effected a corresponding reduction in the commitments thereunder.  The First Repurchase was funded with the proceeds of a capital contribution by Wynn Resorts.   In addition, on October 7, 2009, Wynn Las Vegas agreed to repurchase approximately $74 aggregate principal million of loans under the Credit Agreement (the “Pending Repurchase” and, together with the First Repurchase, the “Repurchase Transactions”), and to effect a corresponding reduction in the commitments thereunder, which Pending Repurchase will be funded with the proceeds of a capital contribution by Wynn Resorts.  Once the Pending Repurchase is consummated, Wynn Las Vegas will, pursuant to the Repurchase Transactions, have repurchased approximately $88 million aggregate principal amount of loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:           October 9, 2009

WYNN RESORTS, LIMITED

By:	/s/ Kim Sinatra
Kim Sinatra
Senior Vice President,
General Counsel and
Secretary